PGP LP - Control Agreement 2005-10-26

CONTROL AGREEMENT

CONTROL AGREEMENT dated as of October 27, 2005 (as amended, supplemented or otherwise modified from time to time, this “Agreement”) among PERSIMMON GROWTH PARTNERS FUND, L.P., a limited partnership organized under the laws of Delaware (the “Borrower”), ROYAL BANK OF CANADA, a Canadian chartered bank (the “Lender”), and ROYAL BANK OF CANADA, acting through its Portfolio Services Group, as custodian and as securities intermediary (in such capacity, the “Custodian”). Capitalized terms used but not defined herein shall have the meanings assigned to them in or by reference in the Security Agreement dated as of October 27, 2005 between the Borrower and the Lender (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

Pursuant to the Security Agreement, (i) the Borrower has granted to the Lender a security interest in the Collateral and the Collateral Account referred to therein and held for the Borrower by the Custodian pursuant to a Custody Agreement dated September 27, 2005 between the Borrower and the Custodian (as amended, supplemented or otherwise modified from time to time, the “Custody Agreement”) and (ii) the Borrower has agreed, and has agreed to cause the Custodian, to execute and deliver, and to perform their respective obligations under, this Agreement for the benefit of the Lender, subject to the terms and conditions set forth herein.

1.        Collateral Account.

(a)           Pursuant to the Custody Agreement, the Custodian has established and will maintain one or more accounts including, but not limited to, one or more securities accounts and/or deposit accounts (as such terms are defined in the UCC) (all such securities accounts from time to time maintained by the Custodian for the Borrower, collectively, the “Custody Account”, all such deposit accounts from time to time maintained by the Custodian for the Borrower, collectively, the “Deposit Account”, all such deposit accounts from time to time maintained for the Custodian by another financial institution, which may be an affiliate or subsidiary of the Custodian or a third party financial institution, collectively, the “Secondary Account,” and such Custody Account, Deposit Account and Secondary Account, collectively, the “Collateral Account”).

(b)          The Custodian hereby confirms and agrees that the Collateral Account and all securities and other financial assets and funds credited thereto or carried therein shall be maintained subject to the Lender’s security interest as further provided in this Agreement.

(c)           The Custodian shall not close, or change the name or account number of, any accounts comprising the Collateral Account without the Lender’s prior written consent.

(d)           All securities or other financial assets and property in the form of an instrument or security or document representing any security or other financial asset credited to the Custody Account shall, as applicable, be registered and/or subscribed in the name or nominee name of the Custodian, in bearer form or endorsed to the Custodian or in blank or, if registered and/or subscribed for on the books of the issuer in the name or nominee name of any securities intermediary, shall be credited to a securities account maintained in the name or nominee name of the Custodian by a securities intermediary. In no case will any security or other financial asset credited to the Custody Account be registered in the name of the Borrower, payable to the order of the Borrower or specially endorsed to the Borrower, except to the extent the foregoing have been specially endorsed to the Custodian, or its nominee if the Custodian shall so direct or in blank.

(e)           The Custodian hereby agrees that each item of property (whether investment property, a financial asset, a security, an instrument, cash or credit balance) credited to the Custody Account shall be treated as a “financial asset” (within the meaning of Section 8-102(a)(9) of the UCC), anything to the contrary notwithstanding and, together with any security entitlements or other rights thereto and all proceeds thereof, shall collectively comprise the “Collateral” hereunder.

(f)           Access To Reports. The Lender may from time to time, without the further consent of the Borrower, demand statements of the Collateral Account and/or Deposit Account from the Custodian, and the Custodian and the Borrower hereby agree that the Custodian shall deliver such statements to the Lender immediately upon any such demand. The Custodian further agrees that, upon any transfer, sale, purchase, debit or credit or other change in the financial assets credited to the Collateral Account or Cash (as defined in the Custody Agreement) credited to the Deposit Account, the Custodian shall notify the Lender in writing within one business day of such change. Without regard to any demand by the Lender in accordance with the first sentence of this paragraph (f), the Custodian hereby agrees, and is hereby authorized by the Borrower, to provide to the Lender a copy of each statement of the Collateral Account and Deposit Account and of transactions therein furnished to the Borrower and, in any case, to deliver to the Lender copies of monthly statements for each such account on the last business day of each calendar month; provided, however, that the Custodian’s failure to forward a copy of any such statement to the Lender shall not give rise to any liability of the Custodian hereunder.

2.        Notice of Exclusive Control.

(a)           If at any time the Custodian shall receive any “entitlement order” or other instruction from the Lender, including, but not limited to, directing the transfer or other disposition of any Collateral credited to the Collateral Account, the Custodian shall comply with such entitlement order (within the meaning of Section 8-102(a)(8) of the UCC) or other instructions from the Lender without further consent of the Borrower or any other person or entity. Subject to Section 2(f) below, prior to the delivery to the Custodian of a Notice of Exclusive Control (as defined below), the Custodian may also comply with entitlement orders and other instructions of the Borrower with respect to the Collateral and the Collateral Account. Upon delivery by the Lender to the Custodian of a Notice of Exclusive Control, the Custodian shall cease to comply with any entitlement orders or other instructions of the Borrower or any other person or entity (other than the Lender) with respect to the Collateral and the Collateral Account (including any such entitlement orders and instructions pending at the time of the delivery of the Notice of Exclusive Control), and shall comply only with the entitlement orders and other instructions of the Lender with respect to the Collateral and the Collateral Account. Entitlement Orders or Instructions of the Lender shall prevail over any conflicting Entitlement Orders or Instructions of the Borrower. (For clarity, all references to the Borrower hereunder shall mean and include its Investment Manager acting on its behalf with respect to the Collateral or the Collateral Account).

(b)           The Lender may instruct the Custodian, by delivery of a notice of exclusive control substantially in the form of Annex A (a “Notice of Exclusive Control”) to comply only with entitlement orders and instructions of the Lender with respect to the Collateral Account and the Collateral. The Lender may deliver a Notice of Exclusive Control without the consent of the Borrower, and a Notice of Exclusive Control shall be effective, and shall be complied with by the Custodian, notwithstanding any contrary instructions of the Borrower.

(c)           Upon delivery by the Lender to the Custodian of a Notice of Exclusive Control, all dividends, distributions and payments in respect of the Collateral or the Collateral Account shall be credited to the Collateral Account or otherwise paid to the order of the Lender, as the Lender shall direct in its sole discretion, and any action to be taken or decision to be made, with respect to the Collateral or Collateral Account, including any redemption of all or any portion thereof or any voting decision, shall be taken or decided upon the Lender’s entitlement orders and other instructions without the further consent of the Borrower or any other person or entity.

(d)           The Custodian represents and warrants that it has not agreed, and covenants that it shall not agree, with any other person or entity to comply with its entitlement orders or other instructions with respect to the Collateral Account or any Collateral credited thereto. The Borrower has not requested and shall not request that the Custodian so agree with any other person or entity.

(e)           With respect to the Collateral credited to the Secondary Account, the Custodian expressly acknowledges and agrees that the Lender (which is the Custodian) shall be and be deemed to be the customer of the bank maintaining such Secondary Account, and the Custodian (which is the Lender) shall hold and control or be deemed to hold and control the Collateral credited to the Secondary Account and the Secondary Account (to the extent of any Collateral credited thereto) as the exclusive agent of the Lender and subject only to the instructions of the Lender.

(f)            Notwithstanding anything to the contrary contained herein or in the Custody Agreement, withdrawals may not be made from the Deposit Account by the Borrower at any time without the consent of the Lender, provided that such consent shall not be necessary to the extent (i) there does not then exist a Default or Event of Default under the Credit Agreement and (ii) after giving effect to such withdrawal, there would not then exist a Default or Event of Default under the Credit Agreement in the Lender’s sole and absolute discretion.

(g)           The Custodian agrees to take such further actions as the Lender shall request as being reasonably necessary or desirable to obtain and maintain the perfection or priority of the Lender’s security interest in the Collateral and the Collateral Account, and to permit the Lender to exercise its rights with respect to the Collateral and the Collateral Account.

3.       The Custodian’s Rights to Collateral.

In the event that the Custodian has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collateral Account or any asset credited thereto or funds held therein, the Custodian hereby agrees that such security interest shall be subordinate to the Lender’s security interest. The securities and other assets, funds and other items deposited or credited to the Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person or entity (including the Custodian) other than the Lender, except that the Custodian may charge and set off, for its own benefit, (i) all amounts due to the Custodian in respect of fees and expenses owed to it in accordance with the Custody Agreement, and (ii) the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds.

4.       The Custodian’s Representations and Covenants.

The Custodian represents, warrants and covenants that (a) this Agreement is its legal, valid, binding and enforceable obligation, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (b) it is a “securities intermediary” as defined in UCC Section 8-102(a)(14); (c) its securities intermediary’s jurisdiction within the meaning of UCC Section 8-110(e), for all purposes hereof and of the Custody Agreement, is and shall continue to be, for the term of this Agreement, the State of New York; (d) the Custody Account is and will continue to be, for the term hereof, maintained as one or more securities accounts within the meaning of UCC Section 8-501(a) and the Custodian has undertaken to treat the Borrower as the entitlement holder (as defined in UCC Section 8-102(a)(7)) with respect to such securities account(s); (e) the Custodian is a bank within the meaning of UCC Section 9-102(a)(8); (f) in respect of the Deposit Account, the bank’s jurisdiction of the Custodian within the meaning of UCC Section 9-304, for all purposes hereof and of the Custody Agreement, is and shall continue to be, for the term of this Agreement, the State of New York; (g) to the extent it now has or hereafter acquires actual knowledge that any of the Collateral is subject to any issuer restriction or limitation prohibiting the granting of a security interest in, lien on or any pledge of such Collateral, the Custodian has notified or shall immediately notify the Lender thereof; (h) subject only to Section 3, the Custodian has not entered into, and for so long as this Agreement is in effect will not enter into, any agreement (including, but not limited to any control agreement) with any other person or entity relating to the Collateral Account and/or Collateral credited thereto at any time; (i) except for the claims and interest of the Lender and of the Borrower in the Collateral Account, the Custodian does not know of any claim to, or interest in, the Collateral Account or in any Collateral credited thereto; and (j) if any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral or the Collateral Account, the Custodian will promptly notify the Lender of such asserted lien, encumbrance or adverse claim and the identity of the person or entity asserting the same and will not comply with any entitlement order or other instruction of such person or entity unless required to do so by applicable law.

5.       Indemnification; Fees.

The Borrower hereby agrees to indemnify, defend and hold the Custodian harmless against any and all claims, losses, liabilities, damages and costs (including reasonable attorneys’ fees) incurred by reason of the Custodian complying with any entitlement order or other instruction from the Lender with respect to the Collateral or the Collateral Account, or resulting from the execution of, or performance under, this Agreement and the delivery by the Custodian of all or any part of the Collateral to the Lender, unless such losses, claims, damages, liabilities, expenses or fees are due to the Custodian’s gross negligence or willful misconduct. The foregoing indemnification shall survive the termination of this Agreement. The Custodian’s fees shall be solely the responsibility of the Borrower.

6.       Lender Authorized Persons.

From time to time and prior to the delivery of any Notice of Exclusive Control hereunder, the Lender shall designate in writing to the Custodian those individuals authorized to act on behalf of the Lender to execute and deliver a Notice of Exclusive Control or to issue entitlement orders or other instructions to the Custodian with respect to the Collateral and the Collateral Account (each, a “Lender Authorized Person”), subject to any changes as the Lender may provide by written notice to the Custodian from time to time. The Custodian may rely and shall be protected in acting upon any notice, instruction, or other communication from the Lender that it reasonably believes to be genuine and authorized.

7.       Termination.

Neither the Borrower nor the Custodian shall terminate the Custody Agreement during the term of this Agreement without the prior written consent of the Lender and subject to implementation of substitute alternative arrangements satisfactory to the Lender in its sole discretion. This Agreement shall otherwise continue in effect uitil the Lender has notified the Custodian in writing that this Agreement is terminated. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement with the Custodian now existing or hereafter entered into, the terms of this Agreement shall prevail.

8.       Notices.

Except as otherwise specified herein, all notices, requests, demands or other communications hereunder to or upon the respective parties hereto shall be in writing. Written notices shall be deemed to have been duly given or made (i) 3 Business Days after being mailed (postage prepaid return receipt requested), or (ii) upon actual receipt thereof by the receiving party, if delivered by hand, overnight courier, or facsimile transmission (but, if received on any day that is not a Business Day or after close of business on a Business Day, such notice so delivered shall be deemed received at the opening of business of the receiving party on the next succeeding Business Day); provided that notice to the Lender shall only be effective upon actual receipt by the Lender. Every such notice shall be addressed to the receiving party at its address or facsimile number as set forth below, or at such other address or facsimile number as such party may hereafter specify by a written notice to the other party. As of the date hereof, the address and facsimile number of each party is:

if to the Borrower:

Persimmon Growth Partners Fund, L.P.
c/o Persimmon GP, LLC
620 West Germantown Pike
Suite 270
Plymouth Meeting, PA 19462
Attention: Gregory Horn
Telephone Number: (877) 502-6840
Facsimile Number: (484) 342-4144

if to the Lender:

Royal Bank of Canada
New York Branch
One Liberty Plaza, 3rd Floor
New York, NY 10006
Attention: Walter Borek
Telephone Number: (212) 428-6514
Facsimile Number:   (212) 428-2301

if to the Custodian:

Royal Bank of Canada
Portfolio Services Group
One Liberty Plaza, 2nd Floor
New York, New York 10006-1404
Attention: Michael Nobes
Telephone Number: (212) 858-6021
Facsimile Number: (212) 428-6094

9.       Binding Effect; Assignment; Amendments.

The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their agents (including, with respect to the Borrower, its Investment Manager) and their respective successors and assigns. Neither the Custodian nor the Borrower may assign this Agreement without the Lender’s prior written consent, which may be given or withheld in its sole discretion. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

10.     Entire Agreement; Counterparts.

This Agreement, together with any other instruments and documents contemplated hereby or referred to herein, constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

11.            Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles which would make the laws of any other jurisdiction applicable to this Agreement. Notwithstanding anything to the contrary (other than any mandatory provision of applicable Law), regardless of any provision in any other agreement of any of the parties hereto, with each other or otherwise, the parties hereto agree that New York shall be and be deemed to be the Custodian’s jurisdiction under Article 8 and Article 9 of the UCC insofar as the Custodian is acting as a “securities intermediary” in respect of the Custody Account and “bank” in respect of the Deposit Account, and the Collateral Account shall be and be deemed to be held in New York and governed by New York law.

12.           Acknowledgement of Investment Manager.

By signing below, the Investment Manager represents, warrants and confirms that it is the investment manager of the Borrower and that it has full power and authority to sign this Agreement and agrees to be bound by all provisions hereof applicable to the Investment Manager.

13.           Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT OR DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND AGREES THAT ANY SUCH PROCEEDING SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(remainder of page is intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives as of the day and year first written above.

PERSIMMON GROWTH PARTNERS
FUND, L.P.
By:	Persimmon GP, LLC, its General Partner

By:	/s/ Gregory S. Horn
Name:	Gregory S. Horn
Title:	President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Philip B. Wisener
Name:	PHILIP B. WISENER
Title:	Managing Director

By:	/s/ D. Bruce Runciman
Name:	D. Bruce Runciman
Title:	Vice President

ROYAL BANK OF CANADA, as Custodian

By:	/s/ Philip B. Wisener
Name:	PHILIP B. WISENER
Title:	Managing Director

By:	/s/ D. Bruce Runciman
Name:	D. Bruce Runciman
Title:	Vice President

Agreed and acknowledged
as of the date hereof

PERSIMMON CAPITAL MANAGEMENT, L.P., as Investment Manager for Persimmon Growth Partners Fund, L.P.

By:	/s/ Gregory S. Horn
Name: Gregory S. Horn
Title: President

ANNEX A

FORM OF NOTICE OF EXCLUSIVE CONTROL

{Letterhead of the Lender}

{Insert notice date}

Royal Bank of Canada, as Custodian
One Liberty Plaza, 3rd Floor
New York, NY 10006-1404
Attention: Portfolio Services Group

NOTICE OF EXCLUSIVE CONTROL

Under and pursuant to the terms and conditions of the Control Agreement dated as of October 27, 2005 (as amended, supplemented or otherwise modified from time to time, the “Control Agreement”) among the undersigned, as the Lender, Persimmon Growth Partners Fund, L.P., as the Borrower, and you, as the Custodian, the undersigned, in its capacity as the Lender, hereby directs you, in your capacity as the Custodian, with respect to the Collateral Account referred to in the Control Agreement and all Collateral (as defined in the Control Agreement) credited thereto, (i) not to comply with any entitlement orders or other instructions of the Borrower, and (ii) unless and until otherwise expressly instructed by the undersigned in writing, to exclusively comply with entitlement orders and other instructions of the undersigned, without the further consent of the Borrower.

Very truly yours,

ROYAL BANK OF CANADA, as Lender

By:
Name:
Title:

By:
Name:
Title: